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                                                                   EXHIBIT 10.29

                               AMENDMENT NO. 2 TO
                             UNITED STATIONERS INC.
                          Management Stock Option Plan



     This Amendment No. 2 to United Stationers Inc. Management Stock Option Plan (the "Plan") is dated as of September 27, 1995. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Plan.


     WHEREAS, Associated Holdings, Inc. created and adopted the Plan as of January 31, 1992;

     WHEREAS, upon the merger of Associated Holdings, Inc. with United Stationers Inc. on March 30, 1995, the Plan was amended, by Amendment No. 1, changing the name of the Plan, and increasing the maximum number of shares of common stock for which options could be granted under the Plan;

     WHEREAS, the Company desires to amend the Plan in certain further respects;


     THEREFORE, the Plan is amended as follows:

1.   Amendment of Name of Plan.

     The name of the Plan shall be "United Stationers Inc. Management Equity Plan".

2.   Amendment of Section 1.

     The first sentence of Section 1 is amended by deleting the words "Management Stock Option Plan" and substituting therefor the words "Management Equity Plan".

3.   Amendment of Section 3.

     The first sentence of Section 3 is amended by deleting the number "202,962.14" and substituting therefor "1,302,962.14".

4.   Amendment of Section 5.

     Section 5(b) is amended by inserting the words "at least" before the words "six (6) months".

5.   Amendments of Section 6.
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     (a)  Section 6(e) is (i) amended by inserting, before the words "within six
          (6) months", the following: "within the period designated by the Committee at the time of grant, which shall in no event be less than", and (ii) by inserting at the end of said section the following: ", or will become entitled to purchase during the period of exercise."

     (b)  Section 6(f) is amended in its entirety to read as follows:

          "f. Disability or Retirement. If the employment of any optionee is terminated because of Disability (as defined in Section 9), or because of retirement, such optionee shall have the right, within the period designated by the Committee at the time of grant, which shall in no event be less that within six (6) months after the date of termination (or within one (1) year after the date of such termination in the case of an Incentive Option) (but in no case after the expiration of the Option), to exercise the Option with respect to all or any part of the shares of stock which such optionee was entitled to purchase immediately prior to the time of such termination, or will become entitled to purchase during the period of exercise."

6. Effect on the Plan. Except as amended hereby, the Plan shall remain in full force and effect. All references to the "Plan" shall refer to the Plan as amended by this Amendment.

7. Stockholder Approval. The amendments made hereby shall be subject to approval by the stockholders of the Company no later than the next annual meeting of stockholders.